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S. W. HATFIELD, CPA
CERTIFIED PUBLIC ACCOUNTANTS

Member:  American Institute of Certified Public Accountants
           SEC Practice Section
           Information Technology Section
         Texas Society of Certified Public Accountants

                                  EXHIBIT 16.2

                                October 20, 2000


U. S. Securities and Exchange Commission
450 Fifth Street, N. W.
Washington DC 20549

Gentlemen,

On October 20, 2000, the independent certified accounting firm of S. W. Hatfield, CPA received a copy of a Form 8-K - Current Report to be filed by BAOA, Inc. (Company) (SEC File # 0-25416, CIK #923771).

We have reviewed Item 4 - Changes in Registrant's Certifying Public Accountant of the Form 8-K to be filed by BAOA, Inc. during October 2000 and we have no disagreements with the statements made therein.

Yours truly,
S. W. Hatfield, CPA

/s/ Scott W. Hatfield
-----------------------
Scott W. Hatfield, CPA
  for the Firm

SWH/




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